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                                                                    EXHIBIT 10.1

                                    AGREEMENT


         THIS AGREEMENT dated this 5th day of May 2002 by and between Power Technologies, Inc. ("PWTC") and Reed Wallace (hereinafter referred to as "Consultant").

         WHEREAS, PWTC is engaged in the business of developing technologies for companies which assist them in constructing infrastructure projects in the oil and gas sector. Specifically, PWTC has a "Pipe-Welding Technology" which it believes will be of interest to certain companies located in the former Soviet Republics.

         WHEREAS, Consultant is engaged in the business of providing business contacts and services to companies wishing to do business with companies wishing to do business with companies of the former Soviet Republic.

         WHEREAS, Consultant through his contacts, has a relationship with certain large corporations in for former Soviet Republic which may have interest in PWTC's technology.

         WHEREAS, Consultant will make a presentation in Russia to varies corporations in an effort to receive a "Letter of Interest" from one of these companies to use or develop PWTC's "Pipe-Welding technology".

         WHEREAS, PWTC has agreed to pay Consultant a fee in common shares and options for its services. These common shares, at the time of delivery shall be "fully paid and unrestricted".

         Now in consideration of the mutual premises the parties agree as follows:

         1. Upon engagement of Consultant, PWTC shall issue 150,000 ("free-trading") shares and 200,000 option @ $.25 (exercisiable for a period of two years) as follows:

                  a.  90,000 shares and 100,000 options    Reed Wallace
                  b.  30,000 shares and 50,000 options     Konstantin Leviev
                  c.  30,000 shares and 50,000 options     Melvin Adler

         2. Upon receipt of "Letter of Interest", PWTC shall issue 150,000 ("free-trading") shares as follows:

                  a.  56,250 shares    Reed Wallace
                  b.  56,250 shares    Konstantin Leviev
                  c.  37,500 shares    Melvin Adler

         3. PWTC shall be solely responsible for, and hold harmless and indemnify the Consultants from and against, all losses, claims, damages, liabilities and expenses (including any and all reasonable expenses and attorneys fees incurred in investigating, preparing or defending against any litigation or proceeding, commenced or threatened, or any claim whatsoever whether or not resulting in any liability in connection with Consultants provision of the Services, unless such loss, claim, damage, liability or expensed results from the misconduct or gross negligence of Consultants, its employees or agents.

         4. The Parties agree that no failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         5. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts between residents of that State and executed in and to be performed in that State.

         6. This Agreement contains the entire agreement among the Parties concerning the confidentiality of the Information. No modifications of this Agreement or waiver of the terms and conditions hereof will be binding unless approved by each of the Parties.

         7. Arbitration. All controversies arising out of or relating to this Agreement, or any modification of this


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Agreement, shall be settled by arbitration held in the County of Clark, State of
Nevada, in accordance with the American Arbitration Association. Each party shall select and appoint an arbitrator who is a person familiar with funding agreements as covered by this contract. The two arbitrators appointed shall appoint a third arbitrator who possesses like qualifications. The cost and expenses and fees of the arbitrators shall be bore by the parties equally or may be assessed by the arbitrators, in whole or in part, against either party to this Agreement.

         This letter agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute the same agreement.

         Please confirm your agreement with the foregoing by signing and returning the original of this letter or copy/fax copy to the undersigned, whereupon this letter agreement shall become a binding agreement between each of you and the Company.

ACCEPTED AND AGREED to as
of the date first written above:


Power Technology, Inc. ("PWTC")
100 W. Bonanza Road
Las Vegas, Nevada 89106


By:    /s/ Lee Balak
   -------------------------
Name:  Lee Balak
Title: President

Reed Wallace
CONSULTANT

By:   /s/ Reed Wallace
   -------------------------
Name: Reed Wallace